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                                                                     EXHIBIT 5


                                   SIDLEY & AUSTIN
                              ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS 60603
                                   (312) 853-7000




                                     May 22, 1998



Telephone and Data Systems, Inc.
30 North LaSalle Street
Suite 4000
Chicago, Illinois  60602

          Re:  $300,000,000 IN TELEPHONE AND DATA SYSTEMS, INC.'S SECURITIES

Ladies and Gentlemen:

          We are counsel to Telephone and Data Systems, Inc., a Delaware corporation ("TDS"), and have represented TDS with respect to the Post-Effective Amendment No. 1 (the "Amendment") to the TDS Registration Statement on Form S-3, Registration No. 33-68456 (the "Registration Statement"), being filed by TDS with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of $300,000,000 in securities (the "Securities") of the Company, consisting of debt securities (the "Debt Securities") and Common Shares, par value $.01 per share (the "Common Shares").

          In rendering this opinion, we have examined and relied upon a copy of the Indenture (as defined below) and the First Supplemental Indenture thereto, the Amendment, the Registration Statement and the Prospectus relating to each of the Debt Securities and the Common Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, it is our opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The execution and delivery by the Company of the Indenture dated as of February 1, 1991 (the "Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), and the First
Supplemental Indenture thereto, has been duly authorized by all necessary corporate action on the part of the Company, and the Company has the corporate power to authorize and sell the Debt Securities.

          3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the First Supplemental Indenture thereto, filed as an exhibit to the Registration Statement, as finally amended, shall have been duly executed and delivered by the Company and the trustee thereunder; (ii) a Prospectus Supplement with the respect to such series of Debt Securities shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of

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Telephone and Data Systems, Inc.
May 22, 1998
Page 2


Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, as finally amended; and (iv) such series of Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of such resolutions and the Registration Statement, as finally amended.

          4. The Common Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Shares and shall have determined the adequacy of the consideration to be received for the Common Shares; (iii) the Common Shares shall have been duly issued and sold in the manner contemplated by such resolutions and the Registration Statement, as finally amended; and (iv) certificates representing the Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of such resolutions and the Registration Statement, as finally amended.

          We do not find it necessary for the purposes of this opinions to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Securities.

          This opinion is limited to the laws of the State of Illinois, the Delaware General Corporation Law and the Securities Act.

          The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                              Very truly yours,



                              SIDLEY & AUSTIN